Exhibit 10.2

WARRANT AMENDMENT AGREEMENT

This WARRANT AMENDMENT AGREEMENT (this “Amendment”), dated as of August 7, 2015 (the “Execution Date”), is entered into by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”) and MKA 79, LLC (the “Lender”) and Margaret Luce (together, the “Holders”), the holders of the Warrants (as such term is defined below).

WHEREAS, the Company has issued to the Holders the following warrants to purchase shares of common stock of the Company: (i) warrants to purchase 1,119,403 shares of common stock on March 14, 2012 (the “March 2012 Warrants”), (ii) warrants to purchase an aggregate of 1,705,426 shares of common stock in three issuances on September 28, 2012 (the “September 2012 Warrants”), and (iii) warrants to purchase an aggregate of 2,650,000 shares of common stock in two issuances on June 20, 2013 (the “June 2013 Warrants”) (collectively, the “Warrants”); and

WHEREAS, in consideration of the Lender’s agreement to extend a loan of up to a maximum principal amount of $320,000 to the Company, the Company and Holders desire to amend the Warrants to reduce the exercise price and to extend the exercise period of such Warrants.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Holders agree as follows:

SECTION 1. Definitions and Effectiveness. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Warrants. This Amendment is binding on the parties on the date hereof (the “Effective Date”).

SECTION 2. Amendments to the Warrants. The Warrants shall be amended as follows:

(a) The relevant section of each of the Warrants is hereby amended to modify the definition of the term “Exercise Price” such that from and after the Effective Date of this Amendment, the term “Exercise Price” shall be as follows:

“Exercise Price” means the price at which the Holder may purchase one share of Common Stock upon exercise of this Warrant as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $0.17 per share, subject to adjustment as provided herein.

(b) The relevant section of each of the Warrants is hereby amended to modify the definition of the term “Expiration Date” such that from and after the Effective Date of this Amendment, the term “Expiration Date” shall be as follows:

“Expiration Date” shall be December 13, 2019.

SECTION 3. Effect of Amendments. Upon the Effective Date of this Amendment, (i) the applicable portions of this Amendment shall be a part of each of the Warrants and each of the Warrants shall incorporate the provisions of Section 2 hereof which are applicable to such Warrants, and (ii) each reference in the Warrants to “this Warrant”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to the Warrants shall mean and be a reference to such Warrants as amended hereby. In the event of any inconsistencies between this Amendment and any of the Warrants, the terms of this Amendment shall govern. Except as expressly amended hereby, each of the Warrants, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto. Except as provided for herein, all other terms and conditions of the Warrants shall remain unchanged. The Holders and the Company hereby consent to the terms of the amendments to the Warrants contained in this Amendment.

SECTION 4. Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. Each Holder further represents and warrants that (i) it is the beneficial or record owner of each of the Warrants originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Holder has not assigned or transferred any interest in the Warrants; (iii) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933; (iv) it is holding the Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933 or any applicable state securities laws; and (v) it is aware that the Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) are “restricted securities” under the federal securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933 and under applicable state securities laws or an exemption from such registration is available.

SECTION 5. Governing Law; Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(b) In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter. No provision of this Amendment may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Holders. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d) Each Holder has engaged and consulted with its own attorneys prior to the execution of this Amendment. The Holders understand, confirm and agree that counsel to the Company is not acting as counsel to any of the Holders and the undersigned Holders have not relied upon any legal advice except as provided by its own attorneys and counsel.

Signature page follows.

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the Execution Date first set forth above

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
	Name:	Ian C. Bonnet
	Title:	Chief Executive Officer

ACCEPTED AND AGREED:

HOLDERS:

MKA 79, LLC

By:	/s/ J. David Luce
	Name:	J. David Luce
Title:

/s/ Margaret Luce
Margaret Luce

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